UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): December 9, 2011

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


     648 Finch Avenue East, Suite 2, Toronto, Ontario M2K 2E6, Canada
                  (Address of principal executive offices)

                              (647) 229-0136
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))












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This Form 8-K and other reports filed by Empire Global Corp. from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to our industry, operations and results of operations and any businesses that we may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On December 9, 2011, Empire Global Corp. (the "Company") entered into a Stock Purchase and Share Exchange Agreement (the "Agreement") with Avontrust Global Pte. Ltd. a Singapore company ("AVT") with its head office and operations in Singapore and current AVT Shareholders. When the transaction is closed, AVT will become a wholly-owned subsidiary of Empire Global Corp.

     Pursuant to the Agreement the Company will purchase 150,000 shares of AVT representing 100% of the issued and outstanding shares of AVT in exchange for 169,995,000 shares of the Company, or a ratio of approximately 1,133.3 shares of the Company for each share of AVT. After closing the Company will have a total of 188,670,800 shares of common stock issued and outstanding all of the same class.

     AVT develops and has acquired a series of social networking entertainment Applications on Facebook with approximately 7 million installed users as of the end of November 2011. According to Google Analytics, AVT applications are employed by users represented in over 200 countries in approximately 134 languages and in more then 13,598 different cities as measured from Nov 30. 2009 to Dec 1, 2011. AVT's Facebook application portfolio of products ranges from games, quizzes and social commerce storefronts.

AVT aims to tap this user base to virally promote innovative new applications it will be producing internally and with its business partners.

     The Stock Purchase and Share Exchange Agreement is subject to, among other things, (i) completion of due diligence by the parties to the Agreement;
(ii) aproval of the respective board of directors and shareholders of each party and (iii) there being no material adverse change in the financial condition, business or prospects of the Company or AVT prior to closing. We expect the acquisition to close no later than January 6, 2012, unless extended by the parties.

     A copy of the Share Exchange Agreement is attached as Exhibit 10 to this report.

ITEM 7.01   Regulation FD Disclosure

On December 12, 2011, the Company issued a press release announcing the Stock Purchase and Share Exchange Agreement with Avontrust Global Pte. Ltd., which will also been posted at http://www.avontrust.com


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10 Share Exchange Agreement dated September 2, 2011, by, between and among Empire Global Corp., and Avontrust Global Pte Ltd.

11       Form of Lock-up Agreement

99       Press release of Empire Global Corp. dated December 12, 2011.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED:  December 12, 2011.                EMPIRE GLOBAL CORP.


                                     Per: /s/ MICHAEL CIAVARELLA
                                          -----------------------------
                                          MICHAEL CIAVARELLA, B.Sc.
                                          Chairman of the Board and
                                          Chief Executive Officer